Exhibit 21

TAUBMAN CENTERS, INC.
LIST OF SUBSIDIARIES

NAME	JURISDICTION OF FORMATION	DOING BUSINESS AS
Atlantic Pier Associates LLC	Delaware	N/A
Atlantic Pier Signage, LLC	Delaware	N/A
Beverly Associates L.P. 1	Delaware	N/A
Beverly Partners 1, Inc.	Delaware	N/A
Biltmore Holdings Associates 1 LLC	Arizona	N/A
Biltmore Holdings Associates 2 LLC	Arizona	N/A
Cherry Creek Holdings LLC	Delaware	N/A
City Creek Center Associates LLC	Delaware	N/A
Dolphin Mall Associates LLC	Delaware	Dolphin Mall
El Paseo Village LLC	Delaware	El Paseo Village
Fairlane Town Center LLC	Michigan	Fairlane Town Center
Great Lakes Crossing, L.L.C.	Delaware	N/A
Green Hills Land TRG LLC	Delaware	N/A
Green Hills Mall TRG LLC	Delaware	The Mall at Green Hills
International Plaza Holding Company, LLC	Delaware	N/A
La Cienega Partners Limited Partnership	Delaware	Beverly Center
Lakeside/Novi Land Partnership LLC	Michigan	N/A
LCA Holdings, LLC	Delaware	N/A
Long Island Jobs Now! LLC	Delaware	N/A
MacArthur Shopping Center LLC	Delaware	MacArthur Center
Mall Financing, Inc.	Michigan	N/A
Millenia SPE, L.L.C.	Delaware	N/A
MSC TAML Holdings LLC	Delaware	N/A
Mountain Ventures Oysterbay One, LLC	Delaware	N/A
North Lake Land LLC	Delaware	N/A
Oyster Bay Associates Limited Partnership	Delaware	N/A
Oyster Bay Holdings LLC	Delaware	N/A
Partridge Creek Fashion Park LLC	Delaware	The Mall at Partridge Creek
Partridge Creek TRS LLC	Delaware	N/A
Plaza Internacional Puerto Rico LLC	Puerto Rico	N/A
Plano Holdings, LLC	Delaware	N/A
Short Hills Associates, L.L.C.	Delaware	The Mall at Short Hills
Short Hills Holdings LLC	Delaware	N/A
Short Hills SPE LLC	Delaware	N/A
Stony Point Associates LLC	Delaware	N/A
Stony Point Fashion Park Associates, L.L.C.	Delaware	Stony Point Fashion Park
Stony Point Land LLC	Delaware	N/A
Tampa Westshore Associates Limited Partnership	Delaware	International Plaza

Taub-Co Biltmore, Inc.	Delaware	N/A
Taub-Co C-C, LLC	Delaware	N/A
Taub-Co Fairfax, Inc.	Delaware	N/A
Taub-Co Finance LLC	Delaware	N/A
Taub-Co Finance II, Inc.	Michigan	N/A
Taub-Co Kemp, Inc.	Michigan	N/A
Taub-Co Land Holdings, Inc.	Michigan	N/A
Taub-Co Landlord LLC	Delaware	N/A
Taub-Co License LLC	Delaware	N/A
Taub-Co Management IV, Inc.	Michigan	N/A
Taub-Co Oyster Bay LLC	Delaware	N/A
Taub-Co TRS Services, Inc.	Michigan	N/A
Taubman Asia Investments Limited	Cayman Islands	N/A
Taubman Asia Limited	Cayman Islands	N/A
Taubman Asia Management Limited	Cayman Islands	N/A
Taubman Asia Management II, LLC	Delaware	N/A
Taubman Auburn Hills Associates Limited Partnership	Delaware	Great Lakes Crossing
Taubman-Cherry Creek Limited Partnership	Colorado	Cherry Creek (west end)
Taubman Cherry Creek Shopping Center, L.L.C.	Delaware	Cherry Creek (enclosed mall)
Taubman China Holdings One LLC	Delaware	N/A
Taubman MacArthur Associates Limited Partnership	Delaware	N/A
Taubman Macau Limited	Macau	N/A
Taubman MSC LLC	Delaware	N/A
Taubman Net LLC	Delaware	N/A
Taubman Palm Beach LLC	Delaware	N/A
Taubman Properties Asia LLC	Delaware	N/A
Taubman Regency Square Associates, LLC	Delaware	N/A
Taubman San Juan CRL, LLC	Delaware	N/A
Taubman Stamford Holdings LLC	Delaware	N/A
Taubman-TCBL (Hong Kong) Limited	Hong Kong	N/A
Taubman-TCBL China Holdings Limited	Cayman Islands	N/A
Taubman-TCBL Consulting Limited	China	N/A
The Gardens on El Paseo LLC	Delaware	The Gardens on El Paseo
The Taubman Company Asia Limited	Cayman Islands	N/A
The Taubman Company LLC	Delaware	The Taubman Company
The Taubman Realty Group Limited Partnership	Delaware	N/A
TJ Palm Beach Associates Limited Partnership	Delaware	The Mall at Wellington Green
T-O Associates Holdings LLC	Delaware	N/A
T-O Ventures LLC	Delaware	N/A
TRG Auburn Hills LLC	Delaware	N/A
TRG Charlotte, LLC	Delaware	Northlake Mall
TRG Charlotte Land LLC	Delaware	N/A
TRG Development, LLC	Delaware	N/A
TRG-Fairfax L.L.C.	Delaware	N/A
TRG Forsyth LLC	Delaware	N/A
TRG IMP, LLC	Delaware	N/A

TRG Net Investors, LLC	Delaware	N/A
TRG Properties-Orlando L.L.C.	Delaware	N/A
TRG Properties-Waterside L.L.C.	Delaware	N/A
TRG Realcom LLC	Delaware	N/A
TRG Regency Corporation	Delaware	N/A
TRG Regency SPE, LLC	Delaware	N/A
TRG Sarasota Company LLC	Delaware	N/A
TRG Short Hills LLC	Delaware	N/A
TRG Stamford Holdings LLC	Delaware	N/A
TRG SunValley LLC	Delaware	N/A
TRG Telecom LLC	Delaware	N/A
TRG The Pier LLC	Delaware	N/A
TRG Waikiki LLC	Delaware	N/A
Twelve Oaks Mall, LLC	Michigan	Twelve Oaks Mall
Willow Bend Associates Limited Partnership	Delaware	N/A
Willow Bend Holdings 1 LLC	Delaware	N/A
Willow Bend Holdings 2 LLC	Delaware	N/A
Willow Bend Kemp Limited Partnership	Delaware	N/A
Willow Bend Realty Limited Partnership	Delaware	N/A
Willow Bend Shopping Center Limited Partnership	Delaware	The Shops at Willow Bend
Willow Bend SPE LLC	Delaware	N/A
Woodland GP, Inc.	Delaware	N/A
Woodland Holdings Investments LLC	Delaware	N/A
Woodland Investment Associates Limited Partnership	Delaware	N/A
Woodland Shopping Center Limited Partnership	Delaware	N/A